EXHIBIT 1.1.1








                     STANDARD TERMS AND CONDITIONS OF TRUST
                                       FOR
                           VAN KAMPEN LIFE PORTFOLIOS


                      EFFECTIVE FOR UNIT INVESTMENT TRUSTS
                    ESTABLISHED ON AND AFTER JANUARY 12, 2001


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                                TABLE OF CONTENTS

                                                                                                                             PAGE
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Preambles........................................................................................................................3

ARTICLE I                  DEFINITIONS...........................................................................................4

       Section 1.01.       Definitions...........................................................................................4

ARTICLE II                 DEPOSIT OF SECURITIES;  ACCEPTANCE OF TRUST;
                           FORM AND ISSUANCE OF UNITS; SEPARATE TRUSTS...........................................................7

       Section 2.01.       Deposit of Securities.................................................................................7
       Section 2.02.       Acceptance of Trust...................................................................................9
       Section 2.03.       Issuance of Units.....................................................................................9
       Section 2.04.       Separate Trusts......................................................................................10

ARTICLE III                ADMINISTRATION OF FUND...............................................................................10

       Section 3.01.       Initial Costs........................................................................................10
       Section 3.02.       Income Account.......................................................................................10
       Section 3.03.       Capital Account......................................................................................11
       Section 3.04.       Reserve Account......................................................................................11
       Section 3.05.       Deductions and Distributions.........................................................................11
       Section 3.06.       Distribution Statements..............................................................................13
       Section 3.07.       Sale of Securities...................................................................................15
       Section 3.08.       Counsel..............................................................................................17
       Section 3.09.       Liability of Depositor...............................................................................17
       Section 3.10.       Notice to Depositor..................................................................................17
       Section 3.11.       Replacement Securities...............................................................................18
       Section 3.12.       Supervisory Servicer.................................................................................19
       Section 3.13.       Deferred Sales Charge................................................................................20
       Section 3.14.       Reclaiming Foreign Taxes.............................................................................20
       Section 3.15.       Foreign Currency Exchange............................................................................20

ARTICLE IV                 EVALUATION OF SECURITIES; EVALUATOR..................................................................21

       Section 4.01.       Evaluation by Evaluator..............................................................................21
       Section 4.02.       Information for Unitholders..........................................................................22
       Section 4.03.       Compensation of Evaluator............................................................................22
       Section 4.04.       Liability of Evaluator...............................................................................22
       Section 4.05.       Resignation and Removal of Evaluator; Successor......................................................23

ARTICLE V                  EVALUATION, REDEMPTION, PURCHASE, TRANSFER, INTERCHANGE OR REPLACEMENT OF UNITS......................24

       Section 5.01.       Trust Evaluation.....................................................................................24
       Section 5.02.       Redemptions by Custodian; Purchases by Depositor.....................................................24
       Section 5.03.       Transfer or Interchange of Units.....................................................................26

ARTICLE VI                 CUSTODIAN............................................................................................27

       Section 6.01.       General Definition of Custodian's Liabilities, Rights and Duties.....................................27
       Section 6.02.       Books, Records and Reports...........................................................................31
       Section 6.03.       Indenture and List of Securities on File.............................................................31
       Section 6.04.       Compensation.........................................................................................31
       Section 6.05.       Removal and Resignation of Custodian; Successor......................................................32
       Section 6.06.       Qualifications of Custodian..........................................................................33

ARTICLE VII                ADMINISTRATOR........................................................................................34

       Section 7.01.       Maintenance of Records...............................................................................34
       Section 7.02.       Disbursements........................................................................................34
       Section 7.03.       Account Statements...................................................................................34
       Section 7.04.       Reports and Other Information........................................................................34
       Section 7.05.       Purchase and Redemption Orders.......................................................................35
       Section 7.06.       Periodic Reports.....................................................................................35
       Section 7.07.       Compensation of Administrator........................................................................35
       Section 7.08.       Liability of Administrator...........................................................................35
       Section 7.09.       Resignation and Removal of Administrator; Successor..................................................36

ARTICLE VIII               RIGHTS OF UNITHOLDERS................................................................................36

       Section 8.01.       Beneficiaries of Trust...............................................................................36
       Section 8.02.       Rights, Terms and Conditions.........................................................................37

ARTICLE IX                 ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS.......................................................37

       Section 9.01.       Amendments...........................................................................................37
       Section 9.02.       Termination..........................................................................................38
       Section 9.03.       Termination of a Target Index........................................................................39
       Section 9.04.       Construction.........................................................................................40
       Section 9.05.       Registration of Units................................................................................40
       Section 9.06.       Written Notice.......................................................................................40
       Section 9.07.       Severability.........................................................................................40
       Section 9.08.       Dissolution of Depositor Not to Terminate............................................................41

EXECUTION OF STANDARD TERMS AND CONDITIONS OF TRUST.............................................................................41


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                     STANDARD TERMS AND CONDITIONS OF TRUST
                                       FOR
                           VAN KAMPEN LIFE PORTFOLIOS

         These Standard Terms and Conditions of Trust are executed by the Depositor, the Custodian, the Administrator, the Evaluator and the Supervisory Servicer.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Custodian, the Administrator, the Evaluator and the Supervisory Servicer agree as follows:

                                  INTRODUCTION

         These Standard Terms and Conditions of Trust shall be applicable to Van Kampen Life Portfolios unit investment trusts as provided in this paragraph. For Van Kampen Life Portfolios unit investment trusts to which these Standard Terms and Conditions of Trust are to be applicable, the Depositor, the Custodian, the Administrator, the Evaluator and the Supervisory Servicer shall execute a Trust Agreement incorporating by reference these Standard Terms and Conditions of Trust and designating any exclusions from or additions or exceptions to such incorporation by reference for the purposes of each Trust or variation of the terms hereof for the purposes of each Trust.

         Each of the Trusts is available as the investment vehicle for certain separate accounts of insurance companies, established to fund variable annuity contracts offered by each insurance company (each a "Separate Account"). The related insurance company, on behalf of itself and its related Separate Accounts, has entered into a participation agreement with the Depositor, on behalf of itself and each Trust, pursuant to which such Separate Accounts may purchase Units of the Trusts (the "Participation Agreement," as may be amended from time to time). Each Separate Account is or intends to be the owner of Units of the Trusts for the benefit of persons who maintain their ownership interests in such Separate Account ("Contract Owners"), whose interests are included in a Master Account described herein and maintained by an Administrator.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor, the Custodian, the Administrator, the Evaluator and the Supervisory Servicer agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

          (1) "Depositor" shall mean Van Kampen Funds Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided.

          (2) "Custodian" shall mean The Bank of New York, or any successor custodian appointed as hereinafter provided.

          (3) "Administrator" shall have the meaning assigned to it in the Trust Agreement, or any successor administrator appointed as hereinafter provided.

          (4) "Evaluator" shall mean American Portfolio Evaluation Services (a division of a Van Kampen Investment Advisory Corp.) and its successors in interest, or any successor evaluator appointed as hereinafter provided.

          (5) "Supervisory Servicer" shall mean Van Kampen Investment Advisory Corp. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided.

          (6) "Administrator's Annual Fee Amount" shall have the meaning assigned to it in the Trust Agreement.

          (7) "Business Day" shall mean any day on which the New York Stock Exchange is open except as stated in the following sentences. With respect to a Trust which holds Securities principally traded on foreign securities exchanges in two or more countries, "Business Day" shall mean any day on which the New York Stock Exchange is open other than any day on which Securities representing greater than thirty-three percent (33%) of the aggregate value (determined as described in Section 4.01) of the Trust are not traded on the principal trading exchange for such Securities due to a customary business holiday on such exchange. With respect to a Trust which holds Securities principally traded on a foreign securities exchange(s) in a single country, "Business Day" shall mean any day on which the New York Stock Exchange is open other than any day on which such foreign securities exchange is closed due to a customary business holiday on such exchange(s).

          (8) "Capital Account Distribution Date" shall have the meaning assigned to it in the Trust Agreement.

          (9) "Capital Account Record Date" shall have the meaning assigned to it in the Trust Agreement.

          (10) "Contract Securities" shall mean Securities which are to be acquired by a Trust pursuant to purchase contracts which have been assigned to the Custodian.

          (11) "Deferred Sales Charge Payment Dates" shall have the meaning assigned to it in the Trust Agreement.

          (12) "Fund" shall mean the collective Trusts created by the Trust Agreement, which shall consist of Securities held pursuant and subject to the Indenture, together with all undistributed income or other amounts received or accrued thereon, any undistributed cash held in the Income and Capital Accounts or otherwise realized from the sale, redemption, liquidation or maturity thereof. Such amounts as may be on deposit in the Reserve Account as hereinafter established shall be excluded from the Fund.

          (13) "Income Account Distribution Date" shall have the meaning assigned to it in the Trust Agreement.

          (14) "Income Account Record Date" shall have the meaning assigned to it in the Trust Agreement.

          (15) "Indenture" shall mean these Standard Terms and Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended, together with the Trust Agreement creating a particular series of the Fund.

          (16) "Index Trust" shall mean a Trust which has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, and invests primarily in securities which are components of a single recognized securities index with the objective of (a) holding a portfolio of Securities which substantially replicates the components of such index and the weightings thereof on an ongoing basis over such Trust's life and/or (b) achieving a total return comparable to such index on an ongoing basis over such Trust's life. Such recognized securities index related to an Index Trust shall be referred to herein as the Trust's "Target Index".

          (17) "Initial Date of Deposit" shall mean the date of the initial Trust Agreement applicable to a Trust.

          (18) "Letter of Credit" shall mean the letter of credit or letters of credit provided to the Custodian by a financial institution for the purchase of any Contract Securities deposited in a Trust.

          (19) "Mandatory Termination Date" shall be the date so specified in the Trust Agreement.

          (20) "Master Account" shall have the meaning assigned to it in Section
               7.01 hereof.

          (21) "Percentage Ratio" shall mean (a) with respect to all Trusts other than Index Trusts, the percentage relationship among the Securities based on the number of shares of each Security per Unit existing immediately prior to such additional deposit and
               (b) with respect to an Index Trust, the actual number of shares of each Security as a percent of all shares of Securities necessary to cause the Trust portfolio to replicate, to the extent practicable, the Trust's Target Index immediately prior to any subsequent deposit of Securities. The Percentage Ratio shall be adjusted to the extent necessary, and may be rounded, to reflect the occurrence of a stock dividend, a stock split or a similar event which affects the capital structure of the issuer of a Security.

          (22) "Prospectus" shall mean (a) the prospectus relating to the Trust filed with the Securities and Exchange Commission pursuant to Rule 497(b) under the Securities Act of 1933, as amended, and dated the date of the Trust Agreement or (b) if any post effective amendment to such prospectus shall have been subsequently made effective under the Securities Act of 1933, as amended, such post effective amendment thereto.

          (23) "Securities" shall mean the securities deposited in a Trust, which securities are listed in the various Schedules to the Trust Agreement or are deposited in a Trust pursuant to Section 2.01(b) hereof, (b) Replacement Securities acquired pursuant to Section
               3.11 hereof, as may from time to time to be construed to be held as part of a Trust and (c) distributions of the same securities.

          (24) "Supplemental Indenture" shall mean an amendment or supplement to the Indenture pursuant to Section 2.01(b) for the purpose of depositing additional Securities in a Trust and issuing additional Units.

          (25) "Target Index" shall have the meaning assigned to it in the definition of Index Trust in Section 1.01(16) hereof.

          (26) "Trust" or "Trusts" shall mean the separate trust or trusts created by this Indenture, the Securities constituting the portfolios of which are listed in the various separate Schedules attached to the related Trust Agreement.

          (27) "Trust Agreement" shall mean the Trust Agreement for the particular series of the Fund into which these Standard Terms and Conditions are incorporated.

          (28) "Unit" in respect of any Trust shall mean the fractional undivided interest in and ownership of the Trust which shall be initially equal to the fraction specified in the Trust Agreement, the numerator of which is one and the denominator of which fraction shall be (1) increased by the number of any additional Units issued pursuant to Section 2.03 hereof, (2) increased or decreased in connection with an adjustment to the number of Units pursuant to Section 2.03 and (3) decreased by the number of any Units redeemed as provided in Section 5.02 hereof. Whenever reference is made herein to the "interest" of a Unitholder in the Trust or in the Income and Capital Accounts, it shall mean such fractional undivided interest represented by the number of Units held of record by such Unitholder.

          (29) "Unitholder" shall mean a Separate Account that is the registered holder of any Unit as recorded on the registration books of the Custodian.

          (30) Words importing singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations and associations, as well as natural persons.

          (31) The words "herein," "hereby," "herewith," "hereof," "hereinafter," "hereunder," "hereinabove," "hereafter," "heretofore" and similar words or phrases of reference and association shall refer to this Indenture in its entirety.




                                   ARTICLE II

                   DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST;
                           FORM AND ISSUANCE OF UNITS;
                                 SEPARATE TRUSTS

            Section 2.01. Deposit of Securities. (a) The Depositor, on the date of the Trust Agreement, has deposited with the Custodian in trust the Securities listed in the Schedules to the Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form or Contract Securities relating to such Securities to be held, managed and applied by the Custodian as herein provided. The Depositor shall deliver the Securities listed on said Schedules which were not actually delivered concurrently with the execution and delivery of the Trust Agreement and which were represented by Contract Securities to the Custodian within 10 calendar days after said execution and delivery (the "Delivery Period"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Delivery Period, the Custodian shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in
Section 3.11. If the Depositor does not take the action specified in Section
3.11 within 10 calendar days of the end of the Delivery Period, the Custodian shall forthwith take the action specified in Section 3.11.

           (b) From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Custodian (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or purchase contracts relating to Contract Securities), and/or (ii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Such deposit of additional Securities or cash with instructions to purchase additional Securities shall be made, in each case, pursuant to a Supplemental Indenture accompanied by a legal opinion issued by legal counsel satisfactory to the Depositor. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Custodian, the Depositor shall act as broker or agent to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Custodian shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker, except by reason of its own negligence, lack of good faith or willful misconduct.

         The Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall be, as nearly as is practicable, in the identical ratio as the Percentage Ratio for such Securities. With respect to an Index Trust, such additional Securities may be deposited or purchased in round lots; if the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Securities in the Trust most under-represented in the Trust's portfolio in comparison to their weighting in the Trust's Target Index. The Depositor shall deliver the additional Securities which were not delivered concurrently with the deposit of additional Securities and which were represented by Contract Securities within 10 calendar days after such deposit of additional Securities (the "Additional Securities Delivery Period"). If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Additional Securities Delivery Period for such deposit, the Custodian shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.11. If the Depositor does not take the action specified in Section 3.11 within 10 calendar days of the end of the Additional Securities Delivery Period, the Custodian shall forthwith take the action specified in Section 3.11.

           (c) In connection with the deposits described in Section 2.01 (a) and
(b), the Depositor has deposited, in the case of Section 2.01(a) deposits, and, prior to the Custodian accepting a Section 2.01(b) deposit, will deposit, cash and/or Letter(s) of Credit in an amount sufficient to purchase the Contract Securities relating to Securities which are not actually delivered to the Custodian at the time of such deposit. The terms of any Letter of Credit must unconditionally allow the Custodian to draw on the full amount of the available Letter of Credit. The Custodian may deposit such cash or cash drawn on the Letter of Credit in a non-interest bearing account for a Trust. If any Contract Security requires settlement in a foreign currency, in connection with the deposit of such Contract Security the Depositor will deposit with the Custodian either an amount of such currency sufficient to settle the contract or a foreign exchange contract in such amount which settles concurrently with the settlement of the Contract Security and cash or a Letter of Credit in U.S. dollars sufficient to perform such foreign exchange contract.

           (d) In the event that the purchase of Contract Securities pursuant to any contract shall not be consummated in accordance with said contract or if the Securities represented by Contract Securities are not delivered to a Trust in accordance with Section 2.01(a) or 2.01(b) and the moneys, or, if applicable, the moneys drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.11 purchases of Replacement Securities, such funds, to the extent of the purchase price of Failed Contract Securities for which no Replacement Security were acquired pursuant to Section 3.11, plus all amounts described in the next succeeding sentence, shall be credited to the Capital Account and distributed pursuant to Section 3.05 to Unitholders of record as of the Income Account Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each Unitholder his pro rata portion of the sales charge levied on the sale of Units to such Unitholder attributable to such Failed Contract Security. Any amounts remaining from moneys drawn on the Letter of Credit which are not used to purchase Replacement Securities or are not used to provide refunds to Unitholders shall be paid to the Depositor.

           (e) The Custodian is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Custodian or to the name of its nominee or to hold the Securities in a clearing agency registered with the Securities and Exchange Commission or in a book entry system operated by the Federal Reserve Board.

           (f) Notwithstanding anything to the contrary herein, subject to the requirements set forth in this Section 2.01(f) and unless the Prospectus otherwise requires, the Depositor may, on any Business Day (the "Trade Date"), subscribe for additional Units as follows:

                   (i) Prior to the Evaluation Time on such Business Day, the Depositor shall provide notice (the "Subscription Notice") to the Custodian, by telephone or by written communication, of the Depositor's intention to subscribe for additional Units. The Subscription Notice shall identify the additional Securities to be acquired (unless such additional Securities are a precise replication of the then existing portfolio) and shall either (a) specify the quantity of additional Securities to be deposited by the Depositor on the settlement date for such subscription or (b) instruct the Custodian to purchase additional Securities with an aggregate value as specified in the Subscription Notice.

                  (ii) Promptly following the Evaluation Time on such Business Day, the Depositor shall verify with the Custodian the number of additional Units to be created.

                 (iii) Not later than the time on the settlement date for such subscription when the Custodian is to deliver or assign the additional Units created hereby, the Depositor shall deposit with the Custodian
         (a) any additional Securities specified in the Subscription Notice (or contracts to purchase such additional Securities together with cash or a letter of credit in the amount necessary to settle such contracts) or
         (b) cash or a letter of credit in an amount equal to the aggregate value of the additional Securities specified in the Subscription Notice, and adding and subtracting the amounts specified in the first and second sentences of Section 5.01, computed as of the Evaluation Time on the Business Day preceding the Trade Date divided by the number of Units outstanding as of the Evaluation Time on the Business Day preceding the Trade Date, times the number of additional Units to be created.

                  (iv) On the settlement date for such subscription, the Custodian shall, in exchange for the Securities and cash or letter of credit described above, deliver to, or assign in the name of or on the order of, the Depositor the number of Units verified by the Depositor with the Custodian.

         Section 2.02. Acceptance of Trust. The Custodian hereby declares that it holds and will hold each Trust as trustee in trust upon the trusts herein created for the use and benefit of the Unitholders, subject to the terms and conditions of this Indenture.

         Section 2.03. Issuance of Units. (a) The Custodian hereby acknowledges receipt of the deposit of the Securities listed in the Schedules to the Trust Agreement and referred to in Section 2.01 hereof and, simultaneously with the receipt of said deposit, has recorded on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Prospectus and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, documentation evidencing the ownership of the number of Units specified. The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor, on any day on which the Depositor is the only Unitholder, which revised number of Units shall be recorded by the Custodian and the Administrator on their books. The Custodian hereby agrees that on the date of any Supplemental Indenture it shall acknowledge that the additional Securities identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Securities so deposited.

           (b) Units will be held in uncertificated form transferable only on the books of the Custodian as herein provided.

            Section 2.04. Separate Trusts. The Trusts created by this Indenture are separate and distinct trusts for all purposes and the assets of one Trust may not be commingled with the assets of any other nor shall the expenses of any Trust be charged against the other. Units representing the ownership of an undivided fractional interest in one Trust shall not be exchangeable for Units representing the ownership of an undivided fractional interest in any other.



                                   ARTICLE III

                             ADMINISTRATION OF FUND

            Section 3.01. Initial Costs. To the extent not borne by the Depositor, the expenses incurred in establishing a Trust shall be borne by such Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the Indenture, and other documents relating to a Trust, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of a Trust, the initial fees and expenses of the Custodian and the Administrator, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of prospectuses (including preliminary prospectuses), expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses. To the extent the funds in the Income and Capital Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Custodian shall advance out of its own funds and cause to be deposited and credited to the Income or Capital Accounts such amount as may be required to permit payment of such expenses. The Custodian shall be reimbursed for such advance in the manner provided in the related Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Custodian shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust.

            Section 3.02. Income Account. The Custodian shall collect the dividends or other like cash distributions on the Securities in each Trust as such becomes payable (including all moneys representing penalties for the failure to make timely payments on the Securities, or as liquidated damages for default or breach of any condition or term of the Securities or of the underlying instrument relating to any Securities and other income attributable to a Failed Contract Security for which no Replacement Security has been obtained pursuant to Section 3.11 hereof) and credit such income to a separate account for each Trust to be known as the "Income Account."

         Any distributions received by the Custodian in a form other than cash (other than a non-taxable distribution of the shares of the distributing corporation) shall, unless the Depositor instructs otherwise, be sold in the manner directed by the Depositor and the proceeds of sale credited to the Income Account of the Trust. The Custodian shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

         If, as the result of the deposit of Securities subsequent to the Initial Date of Deposit, distributions with respect to any issue of Securities are received on some, but not all, Securities of such issue, the Depositor shall pay to the Custodian for distribution to Unitholders such amount as will equal the difference between the total of the distribution on such issue received by the Trust and the amount which would have been received had distributions been received on all Securities of such issue. The payment of such amount by the Depositor shall be made on the fifth business day following such supplemental deposit, and shall be secured by any cash and/or Letter of Credit deposited pursuant to Section 2.01(c) hereof.

            Section 3.03. Capital Account. All moneys received by the Custodian in respect of the Securities in each Trust, other than amounts credited to the Income Account, shall be credited to a separate account for each Trust to be known as the "Capital Account" (except for moneys deposited by the Depositor or moneys pursuant to draws on the Letter of Credit for purchase of Contract Securities pursuant to Section 2.01, which shall be separately held in trust by the Custodian for such purpose and shall not be credited to the Capital Account except as provided in Section 2.01(d)).

            Section 3.04. Reserve Account. From time to time, the Custodian shall withdraw from the cash on deposit in the Income Account or the Capital Account of the appropriate Trust such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other charges, liabilities or obligations that may be payable out of such Trust. Such amounts so withdrawn shall be credited to a separate account for each Trust which shall be known as the "Reserve Account." The Custodian shall not be required to distribute to the Unitholders any of the amounts in the Reserve Account; provided, however, that if it shall, in its sole discretion, determine that such amounts are no longer necessary for the payment of any applicable taxes or other charges, liabilities or obligations, then it shall promptly deposit such amounts in the account from which withdrawn, or if such Trust shall have terminated or shall be in the process of termination, the Custodian shall distribute same in accordance with Section 9.02(d) to each Unitholder such holder's interest in the Reserve Account.

         Section 3.05. Deductions and Distributions. (a) On or immediately after the twenty-fifth day of each month, the Custodian shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.04 and shall then with respect to each Trust:

                   (i) deduct from the Income Account or, to the extent funds are not available in such Account or the Prospectus provides otherwise, from the Capital Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04;

                  (ii) deduct from the Income Account or, to the extent funds are not available in such Account or the Prospectus provides otherwise, from the Capital Account and pay to, or reserve for, the Administrator the amount that it is at the time entitled to receive pursuant to
         Section 7.07;

                 (iii) deduct from the Income Account or, to the extent funds are not available in such Account or the Prospectus provides otherwise, from the Capital Account and pay to, or reserve for, the Evaluator the amount that it is at the time entitled to receive pursuant to Section 4.03;

                  (iv) deduct from the Income Account or, to the extent funds are not available in such Account or the Prospectus provides otherwise, from the Capital Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.08, as certified to by the Depositor; and

                   (v) deduct from the Income Account or, to the extent funds are not available in such Account or the Prospectus provides otherwise, from the Capital Account and pay to, or reserve for, the Supervisory Servicer the amount that it is entitled to receive pursuant to Section 3.12.

           (b) (i) On each Income Account Distribution Date, the Custodian shall distribute to each Unitholder of record at the close of business on the preceding Income Account Record Date an amount per Unit equal to such Unitholder's Income Distribution (as defined below) computed as of the close of business on the Income Account Record Date immediately preceding such Income Account Distribution Date. On each Capital Account Distribution Date, the Custodian shall distribute to each Unitholder of record at the close of business on the preceding Capital Account Record Date such Unitholder's pro rata share of the balance of the Capital Account (except for moneys on deposit therein required to purchase Contract Securities). Unless otherwise instructed by a Unitholder in writing prior to the related Income Account Distribution Date or Capital Account Distribution Date, a Unitholder's Income Distribution and any distribution of a Unitholder's pro rata share of the balance of the Capital Account shall be reinvested into additional Units for the account of such Unitholder on the related Income Account Distribution Date or Capital Account Distribution Date as described in the Prospectus for the related Trust as made available through the Depositor.

                  (ii) For the purposes of this Section 3.05, the Unitholder's "Income Distribution" shall be equal to such Unitholder's pro rata share of the cash balance in the Income Account computed as of the close of business on the Income Account Record Date immediately preceding such Income Distribution after deduction of (1) the fees and expenses then deductible pursuant to Section 3.05(a) and (2) the Custodian's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Income Account Record Date or are otherwise properly attributable to the period to which such Income Distribution relates.

                 (iii) The amount to be so distributed to each Unitholder shall be that pro rata share of the balance of the Income and Capital Accounts, computed as set forth herein, as shall be represented by the Units registered in the name of such Unitholder. In the computation of each such pro rata share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Income Account or the Capital Account shall be held in the same manner as other amounts subsequently deposited in each of such accounts, respectively.

                  (iv) Principal and other income attributable to Contract Securities which the Depositor shall have declared by written notice to the Custodian to be Failed Contract Securities for which Replacement Securities are not to be substituted pursuant to Section 3.11 hereof shall be distributed to Unitholders of record as of the close of business on the Income Account Record Date next following the failure of consummation of such purchase and shall be distributed not more than 120 days after the receipt of such notice by the Custodian or at such earlier time in such manner as the Custodian in its sole discretion deems to be in the best interest of Unitholders.

                   (v) For the purpose of distributions as herein provided, the Unitholders of record on the registration books of the Custodian at the close of business on each Income Account Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Custodian by reason of payment to any Unitholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Income Account and the Capital Account to individual Unitholders by means of one check, draft or other instrument or device provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.06 hereof.

            Section 3.06. Distribution Statements. With each distribution from the Income or Capital Accounts of a Trust, the Custodian shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account, expressed as a dollar amount per Unit of such Trust. The Custodian shall also furnish each Unitholder with a change of address form as part of each statement.

         Within a reasonable period of time after the last business day of each calendar year, the Custodian shall furnish to each person who at any time during such calendar year was a Unitholder of a Trust a statement setting forth, with respect to such calendar year and with respect to such Trust:

          (A)  as to the Income Account:

               (1) the amount of income received on the Securities (including amounts received as a portion of the proceeds of any disposition of Securities);

               (2) the amounts paid from the Income Account for purchases of Securities pursuant to Section 3.11 and for redemptions pursuant to Section 5.02;

               (3) the deductions from the Income Account for payment into the Reserve Account;

               (4) the deductions for applicable taxes and fees and expenses of the Custodian, the Administrator, the Evaluator, the Supervisory Servicer, counsel, auditors and any expenses paid by the Trust pursuant to Section 3.05; and

               (5) the amounts reserved for purchases of Contract Securities or for purchases made pursuant to Section 3.11; and

               (6) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year;

          (B)  as to the Capital Account;

               (1) the date of principal payments and prepayments due to sale, maturity, redemption, liquidation or disposition of any of the Securities and the net proceeds received therefrom, excluding any portion thereof credited to the Income Account;

               (2) the deductions from the Capital Account, if any, for payment of applicable taxes and fees and expenses of the Custodian, the Administrator, the Evaluator, the Supervisory Servicer, counsel, auditors and any expenses paid by the Trust under
                    Section 3.05;

               (3)  the amount paid for purchases of Securities pursuant to
                    Section 3.11 and for redemptions pursuant to Section 5.02;

               (4) the deductions from the Capital Account for payments into the Reserve Account;

               (5) the amounts reserved for purchases of Contract Securities or for purchases made pursuant to Section 3.11;

               (6) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year;and

          (C)  the following information:

               (1) a list of Securities as of the last Business Day of such calendar year and a list which identifies all Securities sold or other Securities acquired during such calendar year, if any;

               (2) the number of Units outstanding on the last Business Day of such calendar year;

               (3) the Unit Value as defined in Section 5.01 based on the last Trust Evaluation pursuant to Section 5.01 made during such calendar year; and

               (4) the amounts actually distributed or which are otherwise attributable to Unitholders during such calendar year from the Income and Capital Accounts, separately stated, expressed as total dollar amounts for such distributions and the status of such distributions for federal income tax purposes.

            Section 3.07. Sale of Securities. (a) If necessary, in order to maintain the sound investment character of a Trust, the Depositor may direct the Custodian to sell or liquidate Securities in such Trust at such price and time and in such manner as shall be determined by the Depositor, provided that the Supervisory Servicer has determined, if appropriate, that any one or more of the following conditions exist:

               (i) that there has been a default on any of the Securities in the payment of dividends, after declared and when due and payable;

               (ii) that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of dividends on any such Securities, or that there exists any legal question or impediment affecting such Securities or the payment of dividends from the same;

               (iii) that there has occurred any breach of covenant or warranty in any document relating to the issuer of the Securities which would adversely affect either immediately or contingently the payment of dividends from the Securities, or the general credit standing of the issuer or otherwise impair the sound investment character of such Securities;

               (iv) that there has been a default in the payment of dividends, principal of or income or premium, if any, on any other outstanding obligations of the issuer of such Securities;

               (v) that the price of any such Securities had declined to such an extent or other such credit factors exist so that in the opinion of the Supervisory Servicer, as evidenced in writing to the Custodian, the retention of such Securities would be detrimental to the Trust and to the interest of the Unitholders;

               (vi) that all of the Securities in the Trust will be sold
                    pursuant to termination of the Trust pursuant to Section
                    9.02 hereof;

               (vii) that such sale is required due to Units tendered for redemption;

               (viii) that there has been a public tender offer made for a
                    Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Supervisory Servicer the sale or tender of the Security is in the best interest of the Unitholders;

               (ix) with respect to an Index Trust, that the Security has been removed from the Trust's Target Index;

               (x) with respect to an Index Trust, that the Security is over-represented in the Trust's portfolio in comparison to such Security's weighting in the Trust's Target Index;

               (xi) if the Trust has not elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, that the sale of such Securities is required in order to prevent the Trust from being deemed an association taxable as a corporation for federal income tax purposes; or

               (xii) if the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, that such sale is necessary or advisable (i) to maintain the qualification of the Trust as a regulated investment company or (ii) to provide funds to make any distribution for a taxable year in order to avoid imposition of any excise taxes on the Trust.

           (b) In the event a Security is sold pursuant to Section 3.07(a)(v) as a direct result of serious adverse credit factors affecting the issuer of such Security and the Trust has elected to be taxes as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, then the Depositor may, but is not obligated, to direct the reinvestment of the proceeds of, the sale of such Security in any other securities which meet the criteria necessary for inclusion in such Trust on the Initial Date of Deposit.

           (c) In the event a Security is sold pursuant to Section 3.07(a)(ix), the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into any security which replaces such Security as a component of the Trust's Target Index or, if no security so replaces such Security, into any other Securities which are under-represented in the Trust's portfolio in comparison to their weighting in the Trust's Target Index. In the event a Security is sold pursuant to Section 3.07(a)(x), the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into any other Securities which are under-represented in the Trust's portfolio in comparison to their weighting in the Trust's Target Index. Without limiting the generality of the foregoing, in determining whether such reinvestment is practicable, the Depositor may, but is not obligated to, specifically consider the ability of the Trust to reinvest such proceeds into round lots of a Security.

           (d) Upon receipt of such direction from the Supervisory Servicer, upon which the Custodian shall rely, the Custodian shall proceed to sell or liquidate the specified Securities in accordance with such direction, and upon the receipt of the proceeds of any such sale or liquidation, after deducting therefrom any fees and expenses of the Custodian connected with such sale or liquidation and any brokerage charges, taxes or other governmental charges shall deposit such net proceeds in the applicable Capital Account.

         The Custodian shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Supervisory Servicer to give any such direction, and in the absence of such direction the Custodian shall have no duty to sell or liquidate any Securities under this Section 3.07.

            Section 3.08. Counsel. The Depositor may employ from time to time, as it deems necessary or desirable, a firm of attorneys for any legal services which may be required in connection with the Securities, including any legal matters relating to the possible disposition or acquisition of any Securities pursuant to any provisions hereof or for any other reasons deemed advisable by the Depositor or the Custodian, in their discretion. The fees and expenses of such counsel may, at the discretion of the Depositor, be paid by the Custodian from the Income Account and Capital Account as provided for in Section 3.05(a)(iv) hereof.

            Section 3.09. Liability of Depositor. The Depositor shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Custodian, bond counsel or any other persons pursuant to this Indenture and in furtherance of its duties.

            Section 3.10. Notice to Depositor. In the event that the Custodian shall have been notified at any time of any action to be taken or proposed to be taken with respect to the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Securities have been issued) the Custodian shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor shall not within five Business Days of the giving of such notice to the Depositor direct the Custodian to take or refrain from taking any action, the Custodian shall take such action or refrain from taking any action so as to insure that the Securities are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are shares of such Securities that are held by owners other than the Trust.

         In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Custodian shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Custodian unless the Depositor advises the Custodian to keep such securities, cash or properties; provided, however, with respect to an Index Trust, if such securities are components of the Trust's Target Index, the Depositor may advise the Trustee to keep such securities. The cash received in such exchange and cash proceeds of any such sales shall, in the following priority, be (1) with respect to an Index Trust, reinvested, to the extent practicable, into any Securities which are under-represented in the Trust's portfolio in comparison to their weighting in the Trust's Target Index or (2) with respect to all Trusts, distributed to Unitholders in the manner set forth in Section 3.05. Without limiting the generality of the foregoing, in determining whether reinvestment is practicable with respect to an Index Trust, the Depositor may, but is not obligated to, specifically consider the ability of the Index Trust to reinvest such proceeds into round lots of a Security. The Custodian shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

         Neither the Depositor nor the Custodian shall be liable to any person for any action or failure to take action pursuant to the terms of this Section
3.10 other than failure to notify the Depositor.

            Section 3.11. Replacement Securities. In the event that any contract to purchase any Contract Security is not consummated in accordance with its terms (a "Failed Contract Security"), the Depositor may instruct the Custodian in writing either to effect a buy-in in accordance with the rules of the market place where the Failed Contract Securities were purchased or its clearing house or to purchase a replacement security (the "Replacement Security") which has been selected by the Depositor or if the Depositor does not provide such an instruction, the Custodian is hereby directed either to effect a buy-in in accordance with the rules of the market place where the Failed Contract Securities were purchased or its clearing house or to purchase a Replacement Security out of funds held by the Custodian pursuant to Section 3.03. Purchases of Replacement Securities will be made subject to the conditions set forth below:

               (a) The Replacement Securities shall be Securities as originally selected for deposit in that series of the Trust;

               (b) The purchase of the Replacement Securities shall not adversely affect the federal income tax status of the Trust;

               (c) The purchase price of the Replacement Securities shall not exceed the total amount of cash deposited, or the amount available under the Letter of Credit deposited, by the Depositor at the time of the deposit of the Failed Contract Security;

               (d) The written instructions of the Depositor shall (i) identify the Replacement Securities to be purchased, (ii) state that the contract to purchase, if any, to be entered into by the Custodian is satisfactory in form and substance and (iii) state that the foregoing conditions of clauses (a) through
                    (d) have been satisfied with respect to the Replacement Securities; and

               (e) The Replacement Securities shall be purchased within 30 days after the deposit of the Failed Contract Security.

         Upon satisfaction of the foregoing conditions with respect to any Replacement Securities which shall be certified by the Depositor in the written instruction to the Custodian identifying the Replacement Securities, the Custodian shall enter into the contract to purchase such Replacement Securities and take all steps reasonably necessary to complete the purchase thereof. Whenever a Replacement Security is acquired by the Custodian pursuant to the provisions of this Section, the Custodian will, as agent for the Depositor, not later than five days after such acquisition, mail to each Unitholder a notice of such acquisition, including an identification of the Securities eliminated and the Securities acquired. Amounts in respect of the purchase price thereof on account of principal shall be paid out of and charged against the cash deposited, or the amounts available under the Letter of Credit deposited, by the Depositor at the time of the deposit of the Failed Contract Security. In the event the Custodian shall not consummate any purchase of Replacement Securities pursuant to this Section 3.11, funds held for such purchase shall be distributed in accordance with Section 2.01(d). Any excess of the purchase price of a Failed Contract Security over the purchase price of its corresponding Replacement Security shall be refunded to the Depositor. The Custodian shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to, or any failure to make any purchase authorized by, this Section 3.11. The Depositor shall not be liable for any failure to instruct the Custodian to purchase any Replacement Securities, nor shall the Custodian or Depositor be liable for errors of judgment in respect to this Section 3.11; provided, however, that this provision shall not protect the Depositor or the Custodian against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

            Section 3.12. Supervisory Servicer. As compensation for providing supervisory portfolio services under this Indenture, the Supervisory Servicer shall receive, in arrears, against a statement or statements therefor submitted to the Custodian monthly or annually an aggregate annual fee in an amount which shall not exceed $0.25 (or such other amount specified as compensation for the Supervisory Servicer in the Prospectus) per 100 Units outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Supervisory Servicer provides services during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other series of the Fund for providing such supervisory services in any calendar year exceed the aggregate cost to the Supervisory Servicer for providing such services. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Custodian, upon receipt of invoice therefor from the Supervisory Servicer, upon which, as to the cost incurred by the Supervisory Servicer of providing services hereunder the Custodian may rely, and shall be charged against the Income and/or Capital Accounts, in accordance with Section 3.05.

         If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.12, the Custodian shall have the power to sell (a) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (b) if no such Securities have been so designated, such Securities as the Custodian may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.12.

         Any moneys payable to the Supervisory Servicer pursuant to this Section
3.12 shall be secured by a lien on the related Trust prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Custodian under the provisions of Section 6.04 herein.

         Except as the context otherwise requires the Supervisory Servicer shall be subject to the provisions of Section 4.05 herein in the same manner as it would if it were the Evaluator.

            Section 3.13. Deferred Sales Charge. If the Prospectus related to the Trust specifies a deferred sale charge, the Custodian shall, on each Deferred Sales Charge Payment Date and as permitted by such Prospectus, withdraw from the Capital Account an amount per Unit equal to the Deferred Sales Charge Payment and credit such amount to a special non-Trust account maintained at the Custodian out of which the deferred sales charge will be distributed to the Depositor. If the balance in the Capital Account is insufficient to make any such withdrawal, the Custodian shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Capital Account, sell Securities and credit the proceeds thereof to such special Depositor's account or credit (if permitted by law) Securities in kind to such special Depositor's Account. If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Custodian shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to such special Depositor's Account. The Depositor may at any time instruct the Custodian in writing to distribute to the Depositor cash or Securities previously credited to the special Depositor's Account. Amounts to be credited to the special Depositor's Account with respect to each Deferred Sales Charge Payment are due and payable to the Depositor on the related Deferred Sales Charge Payment Date.

         If any Deferred Sales Charge Payment Date is not a Business Day, that Deferred Sales Charge Payment Date shall be deemed to be the next business day. The term "Deferred Sales Charge Payment" shall mean a fraction of the total maximum deferred sales charge specified in the Prospectus, the numerator of which is one and the denominator of which is equal to the total number of Deferred Sales Charge Payment Dates.

         Section 3.14. Reclaiming Foreign Taxes. The Custodian shall use reasonable efforts to reclaim or recoup any amounts of non-U.S. tax paid by the Trust or withheld from income received by the Trust to which the Trust may be entitled as a refund.

            Section 3.15. Foreign Currency Exchange. Unless the Depositor shall otherwise direct, whenever funds are received by the Custodian in foreign currency, upon the receipt thereof or, if such funds are to be received in respect of a sale of Securities, concurrently with the contract of the sale for the Security (in the latter case the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security), the Depositor shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars. The Depositor shall have no liability for any loss or depreciation resulting from such action taken.



                                   ARTICLE IV

                       EVALUATION OF SECURITIES; EVALUATOR

            Section 4.01. Evaluation by Evaluator. (a) The Evaluator shall determine separately, and shall promptly furnish to the Custodian, the Administrator and the Depositor upon request, the value of each issue of Securities (including Contract Securities) ("Evaluation") as of the close of regular trading on the New York Stock Exchange or such other time stated in the Prospectus related to a Trust (the "Evaluation Time") (i) on each Business Day during the period which the Units are being offered for sale to the public and
(ii) on any other day on which a Trust Evaluation is to be made pursuant to
Section 5.01 or which is requested by the Depositor, the Custodian or the Administrator. As part of the Trust Evaluation, the Evaluator shall determine separately and promptly furnish to the Custodian, the Administrator and the Depositor upon request the Evaluation of each issue of Securities initially deposited in a Trust on the Initial Date of Deposit. The Evaluator's determination of the offering prices of the Securities on the Initial Date of Deposit shall be included in the Schedules attached to the Trust Agreement.

           (b) During the initial offering period such Evaluation shall be made in the following manner: if the Securities are listed on a national or foreign securities exchange or traded on the Nasdaq Stock Market, Inc., such Evaluation shall generally be based on the last available closing sale price on or immediately prior to the Evaluation Time on the exchange or market which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Evaluator deems such price inappropriate as a basis for evaluation) or, if there is no such available closing sale price on such exchange or market at the last available asked price of the Equity Securities. If the Securities are not listed on such an exchange or traded on the Nasdaq Stock Market, Inc. or, if so listed and the principal market therefor is other than on such exchange or market, or there is no such available sale price on such exchange or market, such Evaluation shall generally be based on the following methods or any combination thereof whichever the Evaluator deems appropriate: (i) on the basis of the current asked price on the over-the-counter market (unless the Evaluator deems such price inappropriate as a basis for evaluation), (ii) if asked prices are not available for the Securities, on the basis of offering or asked price for comparable securities,
(iii) by determining the valuation of the Securities on the offering or asked side of the market by appraisal or (iv) by any combination of the above. If the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates (unless the Evaluator deems such prices inappropriate as a basis for valuation). The Evaluator may add to the Evaluation of each Security which is principally traded outside of the United States the amount of any commissions and relevant taxes associated with the acquisition of the Security. As used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange immediately prior to the Evaluation time. For each Evaluation, the Evaluator shall also confirm and furnish to the Custodian and the Depositor, on the basis of the information furnished to the Evaluator by the Custodian as to the value of all Trust assets other than Securities, the calculation of the Trust Evaluation to be computed pursuant to Section 5.01.

           (c) For purposes of the Trust Evaluations required by Section 5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in Section 4.01(b), on the basis of the bid side value of the relevant currency exchange rate expressed in U.S. dollars and, except in those cases in which the Securities are listed on a national or foreign securities exchange or traded on the Nasdaq Stock Market, Inc. and the last available sale prices are utilized, on the basis of the last available bid price of the Securities. In addition, the Evaluator (i) shall not make the addition specified in the fourth sentence of Section 4.01(b) and (ii) may reduce the Evaluation of each Security which is principally traded outside of the United States by the amount of any liquidation costs and any capital gains or other taxes which would be incurred by the Trust upon the sale of such Security, such taxes being computed as if the Security were sold on the date of the Evaluation.

            Section 4.02. Information for Unitholders. For the purpose of permitting Unitholders to satisfy any reporting requirements of applicable federal or state tax law, the Evaluator shall make available to the Custodian and the Custodian shall transmit to any Unitholder upon request any determinations made by it pursuant to Section 4.01.

            Section 4.03. Compensation of Evaluator. As compensation for its services hereunder, the Evaluator shall receive against a statement or statements therefor submitted to the Custodian monthly or annually, an amount not to exceed $0.25 (or such other amount specified as compensation for the Evaluator in the Prospectus) per 100 Units outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year). Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index shall no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Custodian, upon receipt of invoice therefor from the Evaluator, against the Income and Capital Accounts. If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 4.03, the Custodian shall have the power to sell (a) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof or (b) if no such Securities have been so designated, such Securities as the Custodian may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 4.03.

            Section 4.04. Liability of Evaluator. The Custodian, the Administrator, the Depositor and the Unitholders may rely on any Evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Custodian, the Administrator, the Depositor or the Unitholders for errors in judgment; provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

            Section 4.05. Resignation and Removal of Evaluator; Successor. (a) The Evaluator may resign and be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same with the Depositor and the Custodian, not less than 60 days before the date specified in such instrument when, subject to Section 4.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Custodian shall use their best efforts to appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor and the Custodian. Such appointment shall be made by written instrument executed by the Depositor and the Custodian, in duplicate, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor evaluator. The Depositor or the Custodian may remove the Evaluator at any time upon 30 days' written notice and appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor and the Custodian. Such appointment shall be made by written instrument executed by the Depositor and the Custodian, in duplicate, one copy of which shall be delivered to the Evaluator so removed and one copy to the successor evaluator. Notice of such resignation or removal and appointment of a successor evaluator shall be mailed by the Custodian to each Unitholder then of record.

           (b) Any successor evaluator appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Custodian an instrument accepting such appointment hereunder, and such successor evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Indenture.

           (c) In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor and the Custodian, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor evaluator. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.

           (d) Any corporation into which the Evaluator hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, shall be the successor evaluator under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

           (e) Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection
(b) hereof.

                                    ARTICLE V

 EVALUATION, REDEMPTION, PURCHASE, TRANSFER, INTERCHANGE OR REPLACEMENT OF UNITS

            Section 5.01. Trust Evaluation. As of the Evaluation Time (a) on the last Business Day of each year, (b) on the day on which any Unit is tendered for redemption and (c) on any other day desired by the Custodian or requested by the Administrator or the Depositor, the Custodian shall: Add (i) all moneys on deposit in a Trust (excluding (1) cash, cash equivalents or Letters of Credit deposited pursuant to Section 2.01 hereof for the purchase of Contract Securities, unless such cash or Letters of Credit have been deposited in the Income and Capital Accounts because of failure to apply such moneys to the purchase of Contract Securities pursuant to the provisions of Sections 2.01,
3.02 and 3.03 hereof and (2) moneys credited to the Reserve Account pursuant to
Section 3.04 hereof), plus (ii) the aggregate Evaluation of all Securities (including Contract Securities) on deposit in such Trust as is determined by the Evaluator (such Evaluation to be determined as described in Section 4.01), plus
(iii) all other income from the Securities (including dividends receivable on the Securities trading ex-dividend as of the date of such valuation) as of the Evaluation Time on the date of such Evaluation together with all other assets of such Trust. For each such Evaluation there shall be deducted from the sum of the above (i) amounts representing charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing estimated accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Custodian, the Evaluator, the Supervisory Servicer, the Depositor and counsel, in each case as reported by the Custodian to the Depositor on or prior to the date of evaluation, and (iii) any moneys identified by the Custodian, as of the date of the Evaluation, as held for distribution to Unitholders of record as of an Income or Capital Account Record Date or for payment of the Redemption Value of Units tendered prior to such date. The resulting figure is herein called a "Trust Evaluation." The value of the pro rata share of each Unit of the respective Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value." Amounts receivable by the Trust in foreign currency shall be converted by the Custodian to U.S. dollars based on current exchange rates, in the same manner as provided in Section 4.01(b) or 4.01(c), as applicable, for the conversion of the valuation of foreign Securities, and the Evaluator shall report such conversion with each Evaluation made pursuant to Section 4.01.

         For each day on which the Custodian shall make a Trust Evaluation it shall also determine "Unit Value" for such day. Such "Unit Value" shall be determined by dividing said Trust Evaluation by the number of Units outstanding on such day.

            Section 5.02. Redemptions by Custodian; Purchases by Depositor. Any Unit tendered by means of an appropriate request for redemption in a form approved by the Custodian for redemption by a Unitholder or his duly authorized attorney to the Custodian at its corporate trust office, shall be paid by the Custodian at such time and in such manner as provided in the Participation Agreement related to the Trust; provided, however, such payment shall be made in a manner not inconsistent with applicable provisions of the Investment Company Act of 1940 and rules promulgated thereunder and suc payment shall occur no later than the seventh calendar day following the day on which tender for redemption is made in proper form, provided that if such day of payment is not a Business Day, then such payment shall be on the first Business Day prior thereto (being herein called the "Settlement Date"). The Business Day on which tender for redemption is made in proper form shall be referred to herein as the "Redemption Date." Subject to (a) the next succeeding paragraph and (b) payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment of cash equivalent to the Unit Value determined on the basis of a Trust Evaluation made in accordance with
Section 5.01 determined by the Custodian as of the Evaluation Time on the Redemption Date, multiplied by the number of Units tendered for redemption (herein called the "Redemption Value"), or if the Unitholder wishes to redeem a number of Units less than all those so tendered, multiplied by the number of Units so designated by such Unitholder for redemption. Units received for redemption by the Custodian on any day after the Evaluation Time will be held by the Custodian until the next Trust Business Day and will be deemed to have been tendered on such day for redemption at the Redemption Value computed on that day.

         The portion of the Redemption Value which represents income shall be withdrawn from the Income Account to the extent available. The balance paid on any Redemption Value, including income not paid from the Income Account, if any, shall be withdrawn from the Capital Account to the extent that funds are available for such purpose. If such available funds shall be insufficient, the Custodian shall sell such Securities as have been designated on the current list for such purpose by the Supervisory Servicer, as hereinafter in this Section
5.02 provided, in amounts as the Custodian in its discretion shall deem advisable or necessary in order to fund the Capital Account for purposes of such redemption. Sale of Securities by the Custodian shall be made in such manner as the Custodian shall determine will bring the best price obtainable for a Trust, subject to any limitations as to the minimum amount of Securities to be sold specified by the Depositor. In the event that either (i) funds are withdrawn from the Capital Account and are applied to the payment of income upon any redemption of Units or (ii) Securities are sold for the payment of the Redemption Value and any portion of the proceeds of such sale is applied to the payment of income upon such redemption, then, in either such event, the Capital Account shall be reimbursed therefor at such time as sufficient funds may be next available in the Income Account for such purpose. If Securities in an Index Trust are sold for the payment of the Redemption Value and there are excess proceeds remaining after meeting redemption requests, the Depositor may, but is not obligated to, instruct the Trustee to reinvest such excess proceeds into any Securities which are under-represented in the Index Trust's portfolio in comparison to their weighting in the Trust's Target Index.

         The Custodian may in its discretion, and shall when so directed by the Depositor in writing, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Value for more than seven calendar days following the Redemption Date (i) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted;
(ii) for any period during which an emergency exists as a result of which disposal by such Trust of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities; or (iii) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

         Not later than the close of business on the Redemption Date of any Unit for redemption by a Unitholder other than the Depositor, the Custodian shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Unit by notifying the Custodian of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the close of business on the first Business Day after the Redemption Date of such Unit. Such purchase shall be made by payment by the Depositor to the Unitholder on the Redemption Date of an amount not less than the Redemption Value which would otherwise be payable by the Custodian to such Unitholder. So long as the Depositor maintains a bid in the secondary market, the Depositor may repurchase the Units tendered to the Custodian for redemption by the Depositor but shall be under no obligation to maintain any bids and may, at any time while so maintaining such bids, cease to do so immediately at any time or from time to time without notice.

         Any Units so purchased by the Depositor may at the option of the Depositor be tendered to the Custodian for redemption at the corporate trust office of the Custodian in the manner provided in the first paragraph of this
Section 5.02.

         The Supervisory Servicer shall maintain with the Custodian a current list of Securities designated to be sold for the purpose of funding the Capital Account for redemption of Units tendered for redemption and, to the extent necessary, for payment of expenses under this Indenture. In connection therewith, the Depositor may specify the minimum amounts of any Securities to be sold at any one time. If the Supervisory Servicer shall for any reason fail to maintain such a list, the Custodian may in its sole discretion designate a current list of Securities for such purposes. The net proceeds of any sale of Securities from such list representing income shall be credited to the Income Account and then disbursed therefrom for payment of expenses and payments to Unitholders required to be paid under this Indenture. Any balance remaining after such disbursements shall be credited to the Capital Account and may be used to acquire additional Securities (if permitted by applicable rules and regulations as indicated by an opinion of counsel) or for any of the other purposes set forth under the Indenture.

         The Depositor, Administrator Supervisory Servicer and Custodian shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 5.02.

         Units redeemed pursuant to this Section 5.02 shall be terminated and canceled by the Custodian.

            Section 5.03. Transfer or Interchange of Units. Units may be transferred by the registered holder thereof by presentation of such Units at the corporate trust office of the Custodian, properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Custodian and executed by the Unitholder or his authorized attorney, whereupon new Units will be issued in exchange and substitution therefor and Units surrendered shall be canceled by the Custodian. The registered holder of any Unit may transfer such Unit by the presentation of transfer instructions to the Custodian at the corporate trust office of the Custodian accompanied by such documents as the Custodian deems necessary to evidence the authority of the person making such transfer and executed by the registered holder or his authorized attorney, whereupon the Custodian shall make proper notification of such transfer on the registration books of the Custodian. The Custodian may deem and treat the registered Unitholder as the owner of the Units for all purposes hereunder and the Custodian shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Unit shall be so registered.

         A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unitholder to the Custodian.




                                   ARTICLE VI

                                    CUSTODIAN

            Section 6.01. General Definition of Custodian's Liabilities, Rights and Duties. The Custodian shall in its discretion undertake such action as it may deem necessary at any and all times to protect each Trust and the rights and interests of the Unitholders pursuant to the terms of this Indenture; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Custodian from the Income and Capital Accounts of such Trust, and the payment of such costs and expenses shall be secured by a lien on such Trust prior to the interest of Unitholders.

         In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Custodian as otherwise set forth, the liabilities of the Custodian are further defined as follows:

                   (a) All moneys deposited with or received by the Custodian hereunder related to a Trust shall be held by it without interest in trust within the meaning of the Investment Company Act of 1940, as part of such Trust or the Reserve Account of such Trust until required to be disbursed in accordance with the provisions of this Indenture, and such moneys will be segregated by separate recordation on the trust ledger of the Custodian so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Custodian shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940.

                   (b) The Custodian shall be under no liability for any action taken in good faith on any appraisal, paper, order list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, Securities or Units pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the Custodian shall not in any event be liable or responsible for any evaluation made by the Evaluator. The Custodian may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Custodian in good faith shall be binding upon the parties hereto.

                   (c) The Custodian shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, the Administrator, the Supervisory Servicer, or the Evaluator, or for the form, character, genuineness, sufficiency, value or validity of any of the Securities (except that the Custodian shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities) or for or in respect of the validity or sufficiency of the Units, and the Custodian shall in no event assume or incur any liability, duty or obligation to any Unitholder, the Depositor or any Administrator other than as expressly provided for herein. The Custodian shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor, the Administrator, the Supervisory Servicer or the Evaluator.

                   (d) The Custodian shall be under no obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless as often as required by the Custodian it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Custodian from such actions shall be deductible from and a charge against the Income and Capital Accounts of the affected Trust or Trusts. The Custodian shall, in its discretion, undertake such action as it may deem necessary at any and all times to protect each Trust and the rights and interests of the Unitholders pursuant to the terms of this Indenture, provided however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Custodian from the Income and Capital Accounts and the payment of such amounts shall be secured by a prior lien on such Trust.

                   (e) (1) Subject to the provisions of subparagraph (2) of this paragraph, the Custodian may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Custodian shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Custodian in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Custodian, provided, however that this disclaimer of liability shall not excuse the Custodian from the responsibilities specified in subparagraph (2) below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the Trust as set forth in section 6.04 hereof.

                            (2) The Custodian may place and maintain in the care
                  of an Eligible Foreign Custodian (which is employed by the Custodian as a sub-custodian as contemplated by subparagraph
                  (1) of this paragraph (e) and which may be an affiliate or subsidiary of the Custodian or any other entity in which the Custodian may have an ownership interest) any investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents in amounts reasonably necessary to effect the Trust's transactions in such investments, provided that:

                                     (a) The Custodian shall perform all duties
                           assigned to the Foreign Custody Manager by Rule 17f-5 under the Investment Company Act of 1940 (17 CFR ss. 270.17f-5) ("Rule 17f-5"), as now in effect or as such rule may be amended in the future. ThE Custodian shall not delegate such duties.

                                     (b) The Custodian shall exercise reasonable
                           care, prudence and diligence such as a person having responsibility for the safekeeping of Trust assets would exercise, and shall be liable to the Trust for any loss occurring as a result of its failure to do so.

                                     (c) The Custodian shall indemnify the Trust
                           and hold the Trust harmless from and against any risk of loss of Trust assets held in accordance with the foreign custody contract.

                                     (d) The Custodian shall maintain and keep
                           current written records regarding the basis for the choice or continued use of a particular Eligible Foreign Custodian pursuant to this subparagraph for a period of not less than six years from the end of the fiscal year in which the Trust was terminated, the first two years in an easily accessible place. Such records shall be available for inspection by Unitholders and the Securities and Exchange Commission at the Custodian's offices at all reasonable times during its usual business hours.

               (3) "Eligible Foreign Custodian" shall have the meaning assigned to it in Rule 17f-5.

               (4) "Foreign Custody Manager" shall have the meaning assigned to it in Rule 17f-5.

                    (f) If at any time the Depositor shall fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Custodian may: (1) appoint a successor depositor, which may be the Custodian or an affiliate, who shall act hereunder in all respects in place of such Depositor, which successor shall be satisfactory to the Custodian, and which may be compensated at rates deemed by the Custodian to be reasonable under the circumstances, by deduction ratably from the Income Account of the affected Trusts or, to the extent funds are not available in such Account, from the Capital Account of the affected Trusts, but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, or (2) terminate this Indenture and the trust created hereby and liquidate the Trust in the manner provided in Section 8.02.

                   (g) If by reason of the Depositor's redemption of Units of a Trust not theretofore sold constituting more than 60% of the number of Units initially authorized, the net worth of such Trust is reduced to less than 40% of the aggregate value of Securities deposited in such Trust at the termination of the initial offering period, the Custodian shall terminate this Indenture and the trust created hereby and liquidate such Trust, in such manner as the Depositor shall direct.

                   (h) In no event shall the Custodian be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the income or interest thereon or upon it as Custodian hereunder or upon or in respect of any Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Custodian may sustain or incur with respect to such taxes or charges, the Custodian shall be reimbursed and indemnified out of the Income and Capital Accounts of the affected Trust, and the payment of such amounts so paid by the Custodian shall be secured by a prior lien on such Trust.

                   (i) Except as provided herein, no payment to the Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for any Trust or to any affiliated person (as so defined) or agent of the Depositor or such underwriter shall be allowed the Custodian as an expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Custodian.

                   (j) The Custodian, except by reason of its own negligence or willful misconduct, shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

                   (k) The Custodian in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, securities issued by the same issuer (or an affiliate of such issuer) of any Securities at any time held as part of any Trust and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the rights and powers as if it were not the Custodian hereunder.

                   (1) Each Trust may include a Letter or Letters of Credit for the purchase of Contract Securities issued by the Custodian in its individual capacity for the account of the Depositor and the Custodian may otherwise deal with the Depositor and each Trust with the same rights and powers as if it were not the Custodian hereunder.

                   (m) The Custodian is authorized to appoint as co-trustee of any Trust a trust company affiliated with the Custodian to perform the functions of custodian and receiving and paying agent.

            Section 6.02. Books, Records and Reports. The Custodian shall keep proper books of record and account of all the transactions of each Trust under this Indenture at its corporate trust office, including a record of the name and address of, and the Units issued by each Trust and held by, every Unitholder, and such books and records of each Trust shall be open to inspection by any Unitholder of such Trust at all reasonable times during the usual business hours. The Custodian shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

         Unless the Depositor determines that such an audit is not required, the accounts of each Trust shall be audited not less than annually by independent public accountants designated from time to time by the Depositor and reports of such accountants shall be furnished by the Custodian, upon request, to Unitholders. The Custodian, however, in connection with any such audits shall not be obligated to use Trust assets to pay for such audits in excess of the amounts permitted by law or as may be indicated in the Prospectus relating to such Trust.

         To the extent permitted under the Investment Company Act of 1940 as evidenced by an opinion of independent counsel to the Depositor satisfactory to the Custodian or "no-action" letters issued by the staff of the Securities and Exchange Commission, the Custodian shall pay, or reimburse to the Depositor or others, from the Income or Capital Account the costs of the preparation of documents and information with respect to each Trust required by law or regulation in connection with the maintenance of a secondary market in units of each Trust. Such costs may include but are not limited to accounting and legal fees, blue sky registration and filing fees, printing expenses and other reasonable expenses related to documents required under federal and state securities laws.

            Section 6.03. Indenture and List of Securities on File. The Custodian shall keep a certified copy or duplicate original of this Indenture on file at its corporate trust office available for inspection at all reasonable times during the usual business hours by any Unitholder, together with a current list of the Securities in each Trust.

            Section 6.04. Compensation. The Custodian shall receive at the times set forth in Section 3.05, as compensation for performing ordinary normal recurring services under this Indenture, an amount calculated at the annual compensation rate stated in the Prospectus and will be computed based on the number of Units outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in
Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Custodian provides services during less than the whole of such year). The Custodian shall charge a pro rated portion of its annual fee at the times specified in Section 3.05. The Custodian may from time to time adjust its compensation as set forth above, provided that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent." The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Custodian against the Income and Capital Accounts of each Trust; provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Custodian pursuant to this Indenture.

         The Custodian shall charge the Income and Capital Accounts for any and all expenses and disbursements incurred hereunder, including legal and auditing expenses, and for any extraordinary services performed hereunder, which extraordinary services shall include but not be limited to all costs and expenses incurred by the Custodian in making any annual or other reports or other documents referred to in Sections 6.01 and 6.02; provided, however, that the amount of any such charge which has not been finally determined as of any calculation time may be estimated and any necessary adjustments shall be made. Provided, further, that if the balances in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 6.04, the Custodian shall have the power to sell Securities as determined under and in the manner provided in Section 5.02. The Custodian shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

         The Custodian shall be indemnified ratably by the affected Trust and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Fund, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, including any loss, liability or expense incurred in acting pursuant to written directions to the Custodian given by the Depositor from time to time in accordance with the provisions of this Indenture or in undertaking actions from time to time which the Custodian deems necessary in its discretion to protect the Fund and the rights and interests of the Unitholders pursuant to the terms of this Indenture. Any moneys payable to the Custodian under this Section 6.04 shall be secured by a lien on the Trust prior to the interest of Unitholders.

         Section 6.05. Removal and Resignation of Custodian; Successor. The following provisions shall provide for the removal and resignation of the Custodian and the appointment of any successor trustee:

                   (a) The Custodian or any trustee or trustees hereafter appointed may resign and be discharged of the Trusts created by this Indenture, by executing an instrument in writing resigning as Custodian of such Trusts and filing same with the Depositor and mailing a copy of a notice of resignation to all Unitholders then of record, not less than 60 days before the date specified in such instrument when, subject to Section 6.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Custodian and one copy to the successor trustee. The Depositor may at any time remove the Custodian, with or without cause, and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Custodian so removed and one copy to the successor trustee. Notice of such resignation or removal of a trustee and appointment of a successor trustee shall be mailed by the successor trustee, promptly after its acceptance of such appointment, to each Unitholder then of record.

                   (b) Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the resigning or removed Custodian an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers and duties and obligations of its predecessor hereunder with like effect as if originally named Custodian herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor trustee, the Depositor and the resigning or removed Custodian shall, upon payment of any amounts due the resigning or removed Custodian, or provision therefor to the satisfaction of such resigning or removed Custodian, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the resigning or removed Custodian; and the resigning or removed Custodian shall transfer, deliver and pay over to the successor trustee all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the resigning or removed Custodian in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture.

                   (c) In case at any time the Custodian shall resign and no successor trustee shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor, the retiring Custodian may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                   (d) Any corporation into which any trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

                   (e) Any resignation or removal of the Custodian and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof.

            Section 6.06. Qualifications of Custodian. The Custodian shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times aggregate capital, surplus and undivided profits of not less than $5,000,000.



                                   ARTICLE VII

                                  ADMINISTRATOR

            Section 7.01. Maintenance of Master Account and Contract Owner Records. Each Administrator shall maintain a Master Account with the Custodian of a Trust on behalf of Contract Owners of the related Separate Account and such Master Account shall be in the name of the Administrator or its nominee as the record owner of the Units indirectly held for the benefit of such Contract Owners. In connection with a Master Account, an Administrator shall maintain proper books of record and account of each Contract Owner in connection with the Master Account at its corporate office, including, but not limited to, a record of the name and address of the Contract Owner, the Units indirectly purchased and redeemed for the benefit of the Contract Owner, Unit balances indirectly held for the benefit of the Contract Owner and all books and records required to be maintained for each Unitholder by the Custodian hereunder or as may be required from time to time by applicable law. Such books and records maintained by the Administrator in connection with a Trust shall be made available to the Custodian and the Depositor promptly upon request.

         Section 7.02. Disbursements. Each Administrator shall disburse or credit to Contract Owners of the related Separate Account all proceeds of redemptions of Units of a Trust, all proceeds distributed upon termination of a Trust and all distributions not reinvested in Units of a Trust or paid to the Separate Account holding the Contract Owners' interests.

            Section 7.03. Account Statements. Each Administrator shall prepare and transmit to Contract Owners of the related Separate Account periodic account statements showing the total number of Units held indirectly by the Separate Account for the benefit of the Contract Owner as of the statement closing date (converted to interests in the Separate Account), purchases and redemptions of Units indirectly made for the benefit of the Contract Owner during the period covered by the statement, and the distributions paid for the benefit of the Contract Owner during the statement period (whether paid in cash or reinvested in Units).

            Section 7.04. Reports and Other Information. Each Administrator shall transmit to Contract Owners of the related Separate Account reports and other information from a Trust required to be sent to Contract Owners under applicable law and, upon request of the Custodian, transmit to Contract Owners of the related Separate Account communications deemed by the Custodian or the Depositor to be necessary and proper for receipt by all Trust indirect beneficial owners. The reports and other information required to be sent to Contract Owners pursuant to this Section 7.04 shall include, but not be limited to, the distribution statements described in Section 3.06, any notice regarding a Replacement Security described in Section 3.11, the information described in
Section 4.02, any notice regarding certain resignations or removals required to be sent pursuant to Sections 4.05, 6.05 and 7.09, the notice regarding amendments to this Indenture described in Section 9.01 and the notice regarding a Trust termination described in Section 9.02. In addition, an Administrator shall use its best efforts to send or make available to Contract Owners of the related Separate Account all other information required to be sent or made available to Unitholders.

         Section 7.05. Purchase and Redemption Orders. Each Administrator shall transmit purchase orders for Units to the Depositor on behalf of Contract Owners of the related Separate Account and shall transmit redemption orders to the Custodian or its designee on behalf of such Contract Owners.

            Section 7.06. Periodic Reports. Each Administrator shall provide to each Trust, the Custodian, the Depositor, or any of agents designated by any of them, such periodic reports or other information as shall reasonably be concluded to be necessary to enable each of the Trusts, the Custodian or the Depositor to comply with any applicable federal or state securities laws or other requirements.

            Section 7.07. Compensation of Administrator. As compensation for providing services under this Indenture, an Administrator shall receive, in arrears, against a statement or statements therefor submitted to the Custodian monthly or annually an aggregate annual fee in an amount equal to the "Administrator's Annual Fee Amount" specified in the Trust Agreement (or such other amount specified as compensation for such Administrator in the Prospectus) per 100 Units outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section
4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Administrator provides services during less than the whole of such year). Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Custodian, upon receipt of invoice therefor from each Administrator, upon which, as to the cost incurred by such Administrator of providing services hereunder the Custodian may rely, and shall be charged against the Income and/or Capital Accounts, in accordance with Section 3.05.

         If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 7.07, the Custodian shall have the power to sell (a) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (b) if no such Securities have been so designated, such Securities as the Custodian may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 7.07.

         Any moneys payable to an Administrator pursuant to this Section 7.07 shall be secured by a lien on the related Trust prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Custodian under the provisions of Section 6.04 herein.

            Section 7.08. Liability of Administrator. An Administrator shall be under no liability pursuant to this Indenture for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, but shall be liable only for its own willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. An Administrator may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Custodian, counsel or any other persons pursuant to this Indenture and in furtherance of its duties.

            Section 7.09. Resignation and Removal of Administrator; Successor.
(a) An Administrator may resign and be discharged hereunder to the same extent as the Administrator may terminate the Participation Agreement related to the Trust. Upon receiving such notice of resignation, the Depositor and the Custodian may either (i) appoint a successor Administrator having qualifications and at a rate of compensation satisfactory to the Depositor and the Custodian or
(ii) continue operation of the related Trust without a successor Administrator. Any such appointment shall be made by written instrument executed by the Depositor and the Custodian, in duplicate, one copy of which shall be delivered to the resigning Administrator and one copy to the successor Administrator. If the Participation Agreement related to a Trust has been terminated in accordance with its terms, the Depositor may remove the Administrator to the same extent as the Depositor may terminate such Participation Agreement (as if the Participation Agreement had not been previously terminated). Notice of such resignation or removal and appointment of a successor Administrator shall be mailed by the Custodian to each Unitholder then of record.

           (b) Any successor Administrator appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Custodian an instrument accepting such appointment hereunder, and such successor Administrator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Administrator herein and shall be bound by all the terms and conditions of this Indenture.

           (c) Any corporation into which an Administrator hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which an Administrator hereunder shall be a party, shall be the successor Administrator under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which an Administrator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.



                                  ARTICLE VIII

                              RIGHTS OF UNITHOLDERS

            Section 8.01. Beneficiaries of Trust. By the purchase and acceptance or other lawful delivery and acceptance of any Unit the Unitholder shall be deemed to be a beneficiary of such Trust created by this Indenture and vested with all right, title and interest in such Trust to the extent of the Unit or Units set forth subject to the terms and conditions of this Indenture.

         Section 8.02. Rights, Terms and Conditions. In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture, the Unitholders shall have the following rights and powers and shall be subject to the following terms and conditions:

                   (a) A Unitholder may at any time prior to the Custodian's close of business as of the date on which the Trust is terminated tender his Units to the Custodian for redemption, subject to and in accordance with Section 5.02.

                   (b) The death or incapacity of any Unitholder shall not operate to terminate this Indenture or a related Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Fund or a related Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unitholder expressly waives any right he may have under any rule of law, of the provisions of any statute, or otherwise, to require the Custodian at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or moneys from time to time received, held and applied by the Custodian hereunder.

                   (c) No Unitholder shall have any right to vote or in any manner otherwise control the operation and management of the Fund, a related Trust, or the obligations and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth be construed so as to constitute the Unitholders from time to time as partners or members of an association; nor shall any Unitholder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.



                                   ARTICLE IX

                 ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

            Section 9.01. Amendments. (a) This Indenture may be amended from time to time by the Depositor and Custodian hereto or their respective successors, without the consent of any of the Unitholders (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, (ii) to make such other provision regarding matters or questions arising hereunder as shall not adversely affect the interests of the Unitholders or (iii) to make such amendments as may be necessary (a) for the Trust to continue to qualify as a regulated investment company for federal income tax purposes if the Trust has elected to be taxed as such under the United States Internal Revenue Code of 1986, as amended, or (b) to prevent the Trust from being deemed an association taxable as a corporation for federal income tax purposes if the Trust has not elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended. This Indenture may not be amended, however, without the consent of all Unitholders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Securities other than those specified in the Schedules to the Trust Agreement or (2) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain of such amendments. This Indenture may not be amended so as to reduce the interest in a Trust represented by Units without the consent of all affected Unitholders.

           (b) Except for the amendments, changes or modification as provided in
Section 9.01(a) hereof, neither the parties hereto nor their respective successors shall consent to any other amendment, change or modification of this Indenture without the giving of notice and the obtaining of the approval or consent of Unitholders representing at least 51% of the Units then outstanding of the affected Trust. Nothing contained in this Section 9.01(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any amendment, change or modification of this Indenture without the consent of the Unitholders of all of the Units then outstanding of the affected Trust and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Custodian with the power to engage in business or investment activities other than as specifically provided in this Indenture or
(3) adversely affect the tax status of the Trust for federal income tax purposes.

           (c) Promptly after the execution of any such amendment the Custodian shall furnish written notification to all then outstanding Unitholders of the substance of such amendment.

            Section 9.02. Termination. This Indenture and each Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in such Trust hereunder unless sooner terminated as hereinbefore specified, and may be terminated at any time by the written consent of Unitholders representing at least 66 2/3% of the Units of the Trust then outstanding; provided that in no event shall any Trust continue beyond the Mandatory Termination Date. Upon the date of termination the registration books of the Custodian shall be closed.

         In the event of a termination, the Custodian shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this Section 9.02 based on such Unitholder's pro rata interest in the balance of the Capital and Income Accounts after the deductions herein provided. Written notice shall be given by the Custodian in connection with any termination to each Unitholder at his address appearing on the registration books of the Custodian and in connection with a Mandatory Termination Date such notice shall be given no later than 30 days before the Mandatory Termination Date. Unitholders shall receive their distribution upon termination in cash.

         The Custodian will liquidate the Securities during such period and in such daily amounts as the Depositor shall direct. The Depositor shall direct the liquidation of the Securities in such manner as to effectuate orderly sales and a minimal market impact. In the event the Depositor does not so direct, the Securities shall be sold within a reasonable period and in such manner as the Custodian, in its sole discretion, shall determine. The Custodian shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the Depositor's direction or, in the absence of such direction, in the exercise of the discretion granted by this
Section 9.02. The Custodian shall deduct from the proceeds of these sales and pay any tax or governmental charges and any brokerage commissions in connection with such sales. Amounts received by the Custodian representing the proceeds from the sales of Securities shall be credited to the related Capital Account.

         On the fifth Business Day following receipt of all proceeds of sale of the Securities, the Custodian shall:

                   (a) deduct from the Income Account of such Trust or, to the extent that funds are not available in such Account of such Trust, from the Capital Account of such Trust, and pay to itself individually an amount equal to the sum of (i) its accrued compensation for its ordinary recurring services, (ii) any compensation due it for its extraordinary services in connection with such Trust, and (iii) any costs, expenses or indemnities in connection with such Trust as provided herein;

                   (b) deduct from the Income Account of such Trust or, to the extent that funds are not available in such Account, from the Capital Account of such Trust, and pay accrued and unpaid fees of the Administrator, the Evaluator, the Supervisory Servicer and counsel in connection with such Trust, if any;

                   (c) deduct from the Income Account of such Trust or the Capital Account of such Trust any amounts which may be required to be deposited in the Reserve Account and any other amounts which may be required to meet expenses incurred under this Indenture in connection with such Trust;

               (d) make final distributions from such Trust, against surrender for cancellation of all of each Unitholder's Units, as follows:

                    (i) to each Unitholder such Unitholder's pro rata share of the cash balances of the Income and Capital Accounts; and

                    (ii) on the conditions set forth in Section 3.04 hereof, to each Unitholder such Unitholder's pro rata share of the balance of the Reserve Account.

                  and

               (e) within 60 days after the distribution to each Unitholder as provided for in (d), furnish to each such Unitholder a final distribution statement, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.

         The Custodian shall be under no liability with respect to moneys held by it in the Income, Reserve and Capital Accounts of a Trust upon termination except to hold the same in trust within the meaning of the Investment Company Act of 1940, without interest until disposed of in accordance with the terms of this Indenture.

            Section 9.03. Termination of a Target Index. Notwithstanding anything to the contrary herein, if at any time an Index Trust's Target Index shall no longer be compiled, maintained or made available to such Index Trust, the Index Trust shall continue to be operated hereunder utilizing the components of the Target Index, and the weightings of such components, as existed on the last date on which the Target Index components and weightings were available to the Trust.

         Section 9.04. Construction. This Indenture is executed and delivered in the state of New York, and all laws or rules of construction of such state shall govern the rights of the parties hereto and the Unitholders and the interpretation of the provisions hereof.

            Section 9.05. Registration of Units. Except as provided herein, the Depositor agrees and undertakes on its own part to register the Units with the Securities and Exchange Commission or other applicable governmental agency, federal or state, pursuant to applicable federal or state statutes, if such registration shall be required, and to do all things that may be necessary or required to comply with this provision during the term of the Trusts created hereunder, and the Custodian shall incur no liability or be under any obligation or expenses in connection therewith.

            Section 9.06. Written Notice. Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor, 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555, or at such other address as shall be specified by the Depositor to the other parties hereto in writing.

         Any notice, demand, direction or instruction to be given to the Custodian shall be in writing and shall be duly given if delivered to the corporate trust office of the Custodian at 101 Barclay Street, 17th Floor, New York, New York 10286, Attention: Unit Trust Division, or at such other address as shall be specified by the Custodian to the other parties in writing.

         Any notice, demand, direction or instruction to be given to the Administrator shall be in writing and shall be duly given if delivered to the Administrator at the address for the Administrator specified in the Trust Agreement, or to such other address as shall be specified by the Administrator to the other parties in writing.

         Any notice, demand, direction or instruction to be given to the Evaluator hereunder shall be in writing and shall be duly given if mailed or delivered to the Evaluator at 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555, or at such other address as shall be specified by the Evaluator to the other parties hereto in writing.

         Any notice, demand, direction or instruction to be given to the Supervisory Servicer shall be in writing and shall be duly given if mailed or delivered to the Supervisory Servicer at 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555, or at such other address as shall be specified by the Supervisory Servicer to the other parties in writing.

         Any notice to be given to the Unitholders shall be duly given if mailed by first class mail with postage prepaid or delivered to each Unitholder at the address of such holder appearing on the registration books of the Custodian.

         Section 9.07. Severability. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or the rights of the Unitholders.

         Section 9.08. Dissolution of Depositor Not to Terminate. The dissolution of the Depositor for any cause whatsoever shall not operate to terminate this Indenture or any Trust insofar as the duties and obligations of the Custodian or Administator are concerned.



               EXECUTION OF STANDARD TERMS AND CONDITIONS OF TRUST

         IN WITNESS WHEREOF, the parties hereto shall each cause these Standard Terms and Conditions of Trust to be executed by authorized officers by executing a Trust Agreement incorporating by reference these Standard Terms and Conditions of Trust and designating any exclusions from or additions or exceptions to such incorporation by reference for the purposes of each Trust or variation of the terms hereof for the purposes of each Trust.